EXHIBIT 99.1

Power Integrations Reports Fourth-Quarter and Full-Year 2008 Financial Results

SAN JOSE, Calif., Feb. 4, 2009 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter and fiscal year ended December 31, 2008.

Net revenues for the quarter were $42.4 million, a decrease of 19 percent from $52.7 million in the fourth quarter of 2007, and down 21 percent compared with $53.8 million in the prior quarter. Under generally accepted accounting principles (GAAP), fourth-quarter gross margin was 44.7 percent, including impacts of approximately five percentage points from stock-based compensation expenses and approximately two percentage points from an increase in the company's inventory reserves. The company reported a GAAP net loss for the quarter of $20.7 million, or $0.72 per share, compared with net income of $6.6 million or $0.20 per diluted share in the year-ago quarter.

The company's fourth-quarter results include non-cash stock-based compensation expenses of $22.9 million, including $19.3 million in accelerated expenses arising from the repurchase of employee stock options via a tender offer completed in December 2008. Options to purchase 2.4 million shares of the company's common stock were repurchased by the company for $9.0 million. The accelerated expenses would otherwise have been recognized over the remaining vesting periods of the tendered options. Also included in the company's results was a non-cash charge of $2.0 million reflecting the impairment of certain intangible assets.

Along with its GAAP results, the company provided certain non-GAAP measures that exclude the above-mentioned stock-based compensation expenses and asset-impairment charge, as well as the related tax effects. Fourth-quarter non-GAAP gross margin was 49.9 percent, including the above-mentioned impact of approximately two percentage points from an increase in the company's inventory reserves. Non-GAAP net income was $4.6 million, or $0.15 per diluted share, compared with $12.4 million or $0.38 per share in the fourth quarter of 2007.

The company ended the quarter with $174 million in cash, cash equivalents and short-term investments, down $51 million from the prior quarter and $30 million from the end of the prior year due primarily to share repurchases. Power Integrations repurchased 2.9 million shares during the quarter and 4.0 million shares during the year for $53 million and $82 million, respectively. The company had 27.5 million shares outstanding as of December 31, 2008, compared with 30.1 million at the end of 2007. As of December 31, 2008, the company had approximately $18 million remaining in the $50 million stock-repurchase program announced in October 2008.

"The global economic downturn has had a significant impact on demand in the power supply market, and business conditions remain challenging and unpredictable," said Balu Balakrishnan, president and CEO of Power Integrations. "In response, we are taking steps designed to achieve continued profitability and cash-flow generation, including a number of expense-reduction measures implemented over the past several months.

"Notwithstanding the difficult economic climate, we believe we are well positioned to succeed competitively in the power supply market in 2009," added Balakrishnan. "We introduced a number of innovative new products in 2008, making us even more competitive in our core low-power market while also expanding our addressable market to include high-power AC-DC power supplies.

"Meanwhile, as policymakers and consumers seek cost-effective ways to reduce carbon emissions, we believe our EcoSmart(r) technology is the right technology at the right time," Balakrishnan noted. "We estimate that EcoSmart technology saved about five billion kilowatt-hours of standby power in 2008, averting millions of tons of CO2 emissions and saving consumers and businesses around the world up to half a billion dollars on their energy bills."

2008 Full-Year Results

For the full year, net revenues were $201.7 million, an increase of six percent compared with $191.0 million in 2007. Net income was $1.8 million or $0.06 per diluted share, compared with $26.6 million or $0.85 per diluted share in 2007. Non-GAAP net income was $36.8 million or $1.16 per diluted share, compared with $40.8 million or $1.31 per diluted share in 2007. Non-GAAP results for 2007 exclude stock-based compensation expenses, an in-process research and development charge recognized in conjunction with the acquisition of Potentia Semiconductor in December 2007, and the related tax effects.

Quarterly Dividend

Power Integrations will pay a quarterly dividend of $0.025 per share on March 31, 2009 to stockholders of record as of February 27, 2009.

First-Quarter Outlook

The company expects its revenues for the first quarter of 2009 to be down 15 to 25 percent compared to the fourth quarter. GAAP gross margin is expected to be between 49 percent and 51 percent, including an impact of 50 basis points from stock-based compensation. First-quarter operating expenses are expected to be between $18 million and $19 million, including approximately $2 million of stock-based compensation expenses and patent-litigation expenses between $1.0 million and $1.5 million.

Conference Call at 1:30 pm Pacific Time

Power Integrations management will hold a conference call today at 1:30 pm Pacific time. Members of the investment community can access the call by dialing 877-604-9674 from within the U.S., or 719-325-4889 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart energy-efficiency technology has saved an estimated $3.2 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (AMEX:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under SFAS 123R, "Share-based Payment," as well as non-recurring, non-cash charges for in-process research and development (IPRD) and the write-down of intangible assets. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, acquisitions and other activity resulting in the creation of intangible assets are a part of the company's business activities, and the write-down or write-off of such assets due to reductions in their estimated value is not reflected in the non-GAAP measures. Also, other companies, including other companies in Power Integrations' industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's beliefs with respect to its cost-reduction efforts, being well positioned to succeed in 2009, and its projected first-quarter 2009 financial performance are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statements. These risks and uncertainties include, but are not limited to: decreases in customer demand greater than the company expects may occur as a result of the current credit and economic crisis; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; the benefits of the company's cost-reduction efforts may not be as great as the company expects due to delays in implementing such measures or unforeseen costs and expenses that offset the benefits of such measures; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2008, and in the company's most recent quarterly report on Form 10-Q, filed on November 7, 2008. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                      POWER INTEGRATIONS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)

                           Three Months Ended      Twelve Months Ended
                       Dec. 31, Sept. 30,  Dec. 31,  Dec. 31, Dec. 31,
                        2008      2008      2007      2008     2007
                      --------  --------  --------  --------  --------
 NET REVENUES         $ 42,417  $ 53,816  $ 52,680  $201,708  $191,043

 COST OF REVENUES       23,472    24,659    24,661    96,678    87,558
                      --------  --------  --------  --------  --------

 GROSS PROFIT           18,945    29,157    28,019   105,030   103,485
                      --------  --------  --------  --------  --------

 OPERATING EXPENSES:
 Research and
  development           14,114     7,022     6,702    36,867    25,176
 Sales and
  marketing             13,569     7,058     7,452    35,898    26,940
 General and
  administrative         9,240     6,418     5,846    27,296    24,249
 Impairment of
  intangibles            1,958        --        --     1,958        --
 Purchased
  in-process
  research and
  development               --        --     1,370        --     1,370
                      --------  --------  --------  --------  --------
   Total operating
    expenses            38,881    20,498    21,370   102,019    77,735
                      --------  --------  --------  --------  --------

 INCOME FROM
  OPERATIONS           (19,936)    8,659     6,649     3,011    25,750

 OTHER INCOME, net       1,836     1,600     2,855     7,713     8,801

 INCOME BEFORE
  PROVISION FOR
  INCOME TAXES         (18,100)   10,259     9,504    10,724    34,551

 PROVISION FOR
  INCOME TAXES           2,553     2,622     2,916     8,921     7,927
                      --------  --------  --------  --------  --------

 NET INCOME           $(20,653) $  7,637  $  6,588  $  1,803  $ 26,624
                      ========  ========  ========  ========  ========

 EARNINGS PER SHARE:
   Basic              $  (0.72) $   0.25  $   0.22  $   0.06  $   0.92
                      ========  ========  ========  ========  ========

   Diluted            $  (0.72) $   0.23  $   0.20  $   0.06  $   0.85
                      ========  ========  ========  ========  ========

 SHARES USED IN
  PER-SHARE
  CALCULATION:
   Basic                28,860    30,791    29,741    30,105    28,969
   Diluted              28,860    32,582    32,269    31,762    31,254

 SUPPLEMENTAL INFORMATION:

 Stock-based
   compensation
   expenses
   included in:
  Cost of revenues    $  2,204  $    385  $    330  $  3,480  $  1,268
  Research and
   development           7,749     1,396     1,180    11,770     3,829
  Sales and
   marketing             7,992     1,243     1,304    11,879     4,620
  General and
   administrative        4,937     1,023     1,006     7,832     3,548
                      --------  --------  --------  --------  --------
   Total stock-based
     compensation
     expense          $ 22,882  $  4,048  $  3,820  $ 34,962  $ 13,265
                      ========  ========  ========  ========  ========

 Operating expenses
  include the following:

  Patent-litigation
   expenses           $  1,012  $    735  $  1,262  $  3,415  $  2,945
                      ========  ========  ========  ========  ========

 REVENUE MIX BY
  PRODUCT FAMILY
  TOPSwitch                24%       26%       25%       25%       28%
  TinySwitch               42%       44%       45%       44%       52%
  LinkSwitch               32%       28%       28%       29%       18%
  DPA-Switch                2%        2%        2%        2%        2%

 REVENUE MIX BY END
   MARKET
  Communications           29%       26%       28%       28%       27%
  Computer                 22%       21%       20%       21%       21%
  Consumer                 29%       31%       31%       30%       30%
  Industrial               14%       15%       14%       15%       15%
    Other                   6%        7%        7%        6%        7%

                          POWER INTEGRATIONS, INC.
       RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
                 (in thousands, except per-share amounts)

                          Three Months Ended        Twelve Months Ended
                      Dec. 31,  Sept. 30,  Dec. 31,  Dec. 31,  Dec. 31,
                        2008     2008       2007      2008      2007
                      --------  --------  --------  --------  --------
 RECONCILIATION OF
  GROSS PROFIT MARGIN
   GAAP gross
    profit            $ 18,945  $ 29,157  $ 28,019  $105,030  $103,485
    GAAP gross
    profit margin        44.7%     54.2%     53.2%     52.1%     54.2%

  Stock-based
   compensation
   expense included
   in cost of
   revenues              2,204       385       330     3,480     1,268
                      --------  --------  --------  ------------------

  Non-GAAP gross
   profit excluding
   stock-based
   compensation         21,149    29,542    28,349   108,511   104,753
                      --------  --------  --------  ------------------
    Non-GAAP gross
     profit margin       49.9%     54.9%     53.8%     53.8%     54.8%

 RECONCILIATION OF
  OPERATING MARGIN
   GAAP income from
    operations        $(19,936) $  8,659  $  6,649  $  3,011  $ 25,750
    GAAP operating
     margin                N/A     16.1%     12.6%      1.5%     13.5%

   Stock-based
    compensation
    expense included
    in cost of
    revenues and
    operating
    expenses:

    Cost of
     revenues            2,204       385       330     3,480     1,268
    Research and
     development         7,749     1,396     1,180    11,770     3,829
    Sales and
     marketing           7,992     1,243     1,304    11,879     4,620
    General and
     administrative      4,937     1,023     1,006     7,832     3,548
                      --------  --------  --------  ------------------
    Total               22,882     4,048     3,820    34,962    13,265
                      --------  --------  --------  ------------------

    Impairment of
     intangibles         1,958        --        --     1,958        --
    Purchased
     in-process R&D         --        --     1,370        --     1,370

    Non-GAAP income
     from operations
     excluding
     stock-based
     compensation        4,904    12,708    11,839    39,931    40,385
                      --------  --------  --------  ------------------
    Non-GAAP
     operating
     margin              11.6%     23.6%     22.5%     19.8%     21.1%

 RECONCILIATION OF
  NET INCOME PER
  SHARE (DILUTED)
   GAAP net income    $(20,653) $  7,637  $  6,588  $  1,803  $ 26,624

  Adjustments to
   GAAP net income
   Total stock-based
    compensation        22,882     4,048     3,820    34,962    13,265
   Impairment of
    intangibles          1,958        --        --     1,958        --
   Purchased
    in-process R&D          --        --     1,370        --     1,370
   Difference
    between GAAP
    and non-GAAP
    provision for
    income taxes           429      (829)      595    (1,882)     (448)

  Non-GAAP net
   income             $  4,616  $ 10,857  $ 12,373  $ 36,841  $ 40,811
                      --------  --------  --------  ------------------

  Average shares
   outstanding for
   calculation of
   non-GAAP income
   per share
   (diluted)            29,845    32,582    32,269    31,762    31,254
                      --------  --------  --------  ------------------

  Non-GAAP income
   per share
   excluding
   stock-based
   compensation
   (diluted)          $   0.15  $   0.33  $   0.38  $   1.16  $   1.31
                      ========  ========  ========  ==================

 RECONCILIATION OF
   OPERATING EXPENSES
  GAAP operating
   expenses           $ 38,881  $ 20,498  $ 21,370  $102,019  $ 77,735

  Adjustments to
   GAAP operating
   expenses
   Stock-based
    compensation        20,678     3,663     3,490    31,481    11,997
   Impairment of
    intangibles          1,958        --        --     1,958        --
   Purchased
    in-process R&D          --        --     1,370        --     1,370

  Non-GAAP operating
   expenses           $ 16,245  $ 16,835  $ 16,510  $ 68,580  $ 64,368
                      ------------------------------------------------

Note on use of non-GAAP financial measures:

In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS123R, "Share-based payment," as well as non-recurring, non-cash charges for in-process research and development (IPRD) and the write-down of intangible assets. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

                      POWER INTEGRATIONS, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                 December 31, 2008   December 31, 2007
                                 -----------------   -----------------
 ASSETS
  CURRENT ASSETS:
  Cash and cash equivalents      $         167,472   $         118,353
  Restricted cash                              250               1,300
  Short-term investments                     6,363              85,821
  Accounts receivable                       13,042              14,221
  Inventories                               28,468              19,696
  Note receivable                           10,000                  --
  Deferred tax assets                        1,274               1,259
  Prepaid expenses and other
   current assets                            7,099               2,957
                                 -----------------   -----------------
    Total current assets                   233,968             243,607
                                 -----------------   -----------------

  NOTE RECEIVABLE                              --              10,000
  PROPERTY AND EQUIPMENT, net              56,911              56,740
  GOODWILL AND OTHER
   INTANGIBLE ASSETS                        5,642               8,555
  DEFERRED TAX ASSETS                      15,362              15,544
  OTHER ASSETS                              1,195                 653
                                 -----------------   -----------------
    Total assets                 $         313,078   $         335,099
                                 =================   =================

 LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
  Accounts payable               $           9,319   $          10,792
  Accrued payroll and related
   expenses                                 15,947               9,212
  Income taxes payable                         588                 852
  Deferred income on sales
   to distributors                           4,798               5,226
  Other accrued liabilities                  2,319               2,485
                                 -----------------   -----------------
    Total current liabilities               32,971              28,567
                                 -----------------   -----------------

  LONG-TERM LIABILITIES
  Income taxes payable                      20,426              17,042

    Total liabilities                       53,397              45,609
                                 -----------------   -----------------

 STOCKHOLDERS' EQUITY:
   Common stock                                 28                  30
   Additional paid-in capital              145,544             176,282
   Cumulative translation
    adjustment                                 (57)                 85
   Retained earnings                       114,166             113,093
                                 -----------------   -----------------
    Total stockholders' equity             259,681             289,490
                                 -----------------   -----------------
    Total liabilities
     stockholders' equity        $         313,078           $ 335,099
                                 =================   =================

CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com